UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 8, 2009

(Date of earliest event reported)

SIRONA DENTAL SYSTEMS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500 Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(718) 937-5765

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Restricted Stock Unit Grants

On December 8, 2009, the Compensation Committee of our Board of Directors granted restricted stock units, pursuant to our Sirona Dental Systems, Inc. Equity Incentive Plan, as amended to date (the “2006 Plan”), to Jost Fischer, Simone Blank, Jeffrey Slovin, and Jonathan Friedman. The grants will enable them to receive shares of our common stock as follows: Jost Fischer, 30,500 shares; Simone Blank, 18,500; Jeffrey Slovin, 18,500; and Jonathan Friedman, 3,650.

The right to receive these shares of common stock will become vested in three equal annual increments beginning on the second anniversary of the date of grant.

The number of shares of common stock to which the restricted stock units relate will be appropriately adjusted in the event of stock splits, stock dividends and other extraordinary corporate events.

A copy of the form of Restricted Stock Unit Agreement for these grants under the 2006 Plan is filed herewith as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) See “Item 1.01 Entry into a Material Definitive Agreement—Restricted Stock Unit Grants” above for a description of restricted stock unit grants to our executive officers on December 8, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Restricted Stock Unit Agreement for December 8, 2009 restricted stock unit grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.
(Registrant)

Date: December 11, 2009
	By:	/S/ JONATHAN FRIEDMAN
Jonathan Friedman
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement for December 8, 2009 restricted stock unit grants.